                                                                    EXHIBIT 11.2

                   APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                         NINE MONTHS ENDED
                                                                         SEPTEMBER 30, 2001
                                                                         ------------------
          Weighted average shares outstanding:
          Common stock:
                 Shares outstanding at beginning of period                    25,986,947
                 Weighted average shares issued during nine months
                 ended September 30, 2001 (2,700,207 shares)                   1,207,020
                                                                            ------------
                                                                              27,193,967
                                                                            ------------
          Net loss                                                          $(43,252,000)
                                                                            ============

          Loss per share attributable to common stockholders                $      (1.59)
                                                                            ============


----------
(1) For a discussion of loss per share, see Note D of the Notes to the Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended September 30, 2001.


                                       49